FORM OF
                       TRANSFER AGENCY SERVICES AGREEMENT


         THIS AGREEMENT is made as of ____________, 1999 by and between PFPC INC., a Delaware corporation ("PFPC"), and E*TRADE FUNDS, a Delaware business trust (the "Fund").
                              W I T N E S S E T H:
         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
         WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar and dividend disbursing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions.

     As used in this Agreement:

     (a)  "1933 Act" means the  Securities  Act of 1933,  as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

     (d)  "CEA" means the  Commodity  Exchange  Act, as amended.

     (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

     (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

     (g)  "SEC" means the Securities and Exchange  Commission.

     (h) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (i) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

     (j) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex, facsimile sending device or e-mail.

2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar and dividend disbursing agent to the Portfolios in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

     (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

     (b)  A copy of the Fund's most recent effective registration statement;

     (c)  A copy of the advisory agreement with respect to each Portfolio;

     (d) A copy of the distribution agreement with respect to each class of Shares of the Fund;

     (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

     (f) Copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

     (g) Copies (certified or authenticated if requested by PFPC) of any and all amendments or supplements to the foregoing.

4. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of the Portfolios.

5.   Instructions.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting in good faith upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.   Right to Receive Advice.

     (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

     (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7. Records; Visits. PFPC shall prepare and maintain in complete and accurate form all books and records ---------------- necessary for it to serve as transfer agent, registrar and dividend disbursing agent to the Fund, including (a) all those records required to be prepared and maintained by the Fund under the Securities Laws, rules and regulations and by state laws and (b) such books and records as are necessary for PFPC to perform all of the services it agrees to provide in this Agreement. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records in the possession of PFPC at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records in the possession of PFPC shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense. Upon reasonable notice by the Fund, PFPC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund
     or  any   regulatory   agency   having   authority   over  the   Fund.

8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. Insurance. PFPC shall maintain insurance of the types and in the amounts deemed by it to be appropriate. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provisions of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to PFPC or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

12. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

13.  Indemnification.

     (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates, subject to subsection (b) of this Section, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     (b) The Trustees and Shareholders of the Fund, or any Portfolio thereof, shall not be liable for any obligations of the Fund, or any such Portfolio, under this Agreement, and PFPC agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the particular Portfolio in settlement of such rights or claims and not to such members of the Board or Shareholders. PFPC further agrees that it will look only to the assets and property of a particular Portfolio of the Fund, should the Fund have established separate series, in asserting any rights or claims under this Agreement with respect to services rendered with respect to that Portfolio and will not seek to obtain settlement of such rights or claims from assets of any other Portfolio of the Fund. Notwithstanding the foregoing, in asserting any rights or claims under this Agreement, PFPC shall not be prevented from looking to the assets and property of the Fund sponsor or any other appropriate party(ies) in settlement of such rights or claims.

14.  Security.

     (a) PFPC represents and warrants that, to the best of its knowledge, the various procedures and systems which PFPC has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for 24-hour restricted access) of the Fund's blank checks, certificates, records and other data and PFPC's equipment, facilities and other property used in the performance of its obligations hereunder are commercially reasonable, and that it will make such changes therein from time to time as in its reasonable judgement are required for the secure performance of its obligations hereunder. PFPC shall review such systems and procedures on a periodic basis and the Fund shall have reasonable access to
          review  these  systems  and   procedures.

     (b) Year 2000 Readiness Disclosure. PFPC (i) has reviewed its business and operations as they relate to the services provided hereunder, (ii) has remediated or replaced computer applications and systems controlled by PFPC and which are mission-critical to providing services hereunder (the "Relevant Systems") and (iii) has implemented a testing plan to test the remediation or replacement of the Relevant Systems, in each case, to address on a timely basis the risk that the Relevant Systems may be unable to process over the January 1, 2000 boundary and on the leap day of February 29, 2000). PFPC represents and warrants that, based on assessments and testing to date, processing errors by the Relevant Systems involving such boundary and leap day are not likely to occur. PFPC will continue to monitor and test the Relevant Systems and make adjustments as necessary.

15.  Responsibility  of PFPC.

     (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing the services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) Subject to Section 10, PFPC shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

16.  Description  of Services.

     (a)  Services Provided on an Ongoing Basis, If Applicable.

          (i)  Calculate 12b-1 payments;

          (ii) Maintain proper shareholder registrations;

          (iii)Prepare and certify stockholder lists in conjunction with proxy solicitations;

          (iv) Countersign share certificates;

          (v)  Provide periodic shareholder lists and statistics to the clients;

          (vi) Provide detailed data for underwriter/broker confirmations;

          (vii)Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

          (viii) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time; and

          (ix) Report abandoned property.

     (b)  Services   Provided  by  PFPC  Under  Oral   Instructions  or  Written
          Instructions.

          (i)  Accept and post daily Fund purchases and redemptions;

          (ii) Accept, post and perform shareholder transfers and exchanges;

          (iii) Pay dividends and other distributions; and

          (iv) Issue and cancel certificates (when requested in writing by the shareholder).

     (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

          (i)  A purchase order;

          (ii) Proper information to establish a shareholder account; and

          (iii)Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

     (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of trust or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

          (i)  the surrendered  certificate is drawn to the order of an assignee
               or  holder   and   transfer   authorization   is  signed  by  the
               recordholder; or

          (ii) Transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

          When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall make the payment to the broker-dealer on behalf of its customer.

     (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, to the broker-dealer of record for such shareholder.

     (f) Shareholder Account Services. PFPC may arrange, in accordance with the Fund's prospectus, for a shareholder's exchange of Shares for shares of another fund with which the Fund has exchange privileges.

     (g) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

          (i) Name, address and United States Tax Identification or Social Security number;

          (ii) Number of class of Shares held and number and class of Shares for
               which   certificates,   if  any,  have  been  issued,   including
               certificate numbers and denominations;

          (iii)Historical    information   regarding   the   account   of   each
               shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

          (iv) Any stop or restraining order placed against a shareholder's account; and

          (v)  Any  information  required  in order  for the  transfer  agent to
               perform  any  calculations   contemplated  or  required  by  this
               Agreement.

     (h) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

          (i) the shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

          (ii) completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

     (i) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue Oral or Written Instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

     (j) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

17. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.

18. Change of Control. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement will be suspended from the time of such agreement until two years after the Change of Control, provided that the Fund may terminate this Agreement if the following have occurred: (i) the Fund gives PFPC notice that for the preceding thirty (30) days PFPC has been in material breach of the Agreement (and PFPC has in fact been in such material breach) and that PFPC has sixty (60) days from receipt of such notice to cure such material breach; (ii) PFPC fails to cure such material breach within such sixty (60) day period; and (iii) at the conclusion of such sixty (60) day period the Fund gives PFPC notice that it is terminating the Agreement.

19. Registration as a Transfer Agent. PFPC represents that it is currently registered with the appropriate federal agency for the registration of transfer agents, or is otherwise permitted to lawfully conduct its activities without such registration and that it will remain so registered or able to so conduct such activities for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the SEC as a transfer agent at any time during this Agreement and such failure to register does not permit PFPC to lawfully conduct its activities, the Fund may, on written notice to PFPC, terminate this Agreement upon five days written notice to PFPC.

20. Notices. All notices and other communications, including Written Instructions, shall be delivered in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed; (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at 2400 Geng Road, Palo Alto, CA 94303, Attn: Joe Van Remortel or
     (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

21. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment which has been mutually consented to by the parties hereto.

22. Additional Series. In the event that the Fund establishes one or more investment series in addition to and with respect to which it desires to have PFPC render services as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent under the terms set forth in this Agreement, it shall so notify PFPC in writing, and PFPC shall agree in writing to provide such services, and such investment series shall become a Portfolio hereunder, subject to such additional terms, fees and conditions as are agreed to by the parties.

23. Delegation; Assignment. Except as provided below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. PFPC may assign, at its own expense, its rights and delegate its duties hereunder to any affiliate (as defined in the 1940 Act) or any majority-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice of such assignment or delegation,
     (ii) the assignee or delegate agrees to comply with the relevant provisions of the 1940 Act, and (iii) PFPC and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate). The delegation of any of PFPC's duties under this paragraph shall not relieve PFPC of any of its responsibilities or liabilities under this Agreement.

24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.


26. Limitations of Liability of the Trustees and Shareholders. A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

27.  Miscellaneous.

     (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral and Written Instructions.

     (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


     (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   PFPC INC.


                                   By:_____________________________

                                   Title:__________________________



                                   E*TRADE FUNDS


                                   By:_____________________________

                                   Title:__________________________

                                    EXHIBIT A



         THIS EXHIBIT A, dated as of ____________, 1999, is Exhibit A to that certain Transfer Agency Services Agreement dated as of ____________,, 1999 between PFPC Inc. and E*Trade Funds.



                                   PORTFOLIOS


                          E*TRADE S & P 500 Index Fund

                           AUTHORIZED PERSONS APPENDIX


Name (Type)                                  Signature


_____________________________                _____________________________


_____________________________                _____________________________


_____________________________                _____________________________


_____________________________                _____________________________


_____________________________                _____________________________


_____________________________                _____________________________


_____________________________                _____________________________


_____________________________                _____________________________